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                                                                   EXHIBIT 16(b)


                Schedule for Computation of Performance Quotation
                           Thompson Plumb Growth Fund
                        One Year Ended November 30, 1997




1. Initial (November 30, 1996) Offering Price =  $32.79

2. Number of hypothetical shares purchased =
                $1,000 divided by $32.79 =  30.497 shares

3. Amount of dividends and distributions =

12/24/96 - $1.13001 per share  x  30.497 = $34.46  / $30.10 =  1.145 shares
12/24/96 - $1.34393 per share  x  30.497 = $40.99  / $30.10 =  1.362 shares

                                                      Total = 2.507 shares

4. Fees charged to shareholder accounts = 0

5. Ending (November 30, 1997) Net Asset Value =  $39.36

6. Ending Redeemable value of hypothetical investment =

     30.497 + 2.507 = 33.004  x  $39.36 = $1,299.04

7. Total Return =  ($1,299.04 - $1,000) divided by $1,000 =  29.90%


8. Annualized Compounded Return = 29.90%
                Number of years = 1

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                Schedule for Computation of Performance Quotation
                           Thompson Plumb Growth Fund
                       Five Years Ended November 30, 1997




1. Initial (November 30, 1992) Offering Price =  $20.37

2. Number of hypothetical shares purchased =
                $1,000 divided by $20.37 = 49.092 shares

3. Amount of dividends and distributions =

12/28/94 - $1.86451 per share  x 49.092 = $91.53 / $19.18 =  4.772 shares
12/26/95 - $0.53779 per share  x 53.864 = $28.97 / $24.33 =  1.191 shares
12/26/95 - $0.01008 per share  x 53.864 = $ 0.54 / $24.33 =  0.022 shares
12/24/96 - $1.13001 per share  x 55.077 = $62.24 / $30.10 =  2.068 shares
12/24/96 - $1.34393 per share  x 55.077 = $74.02 / $30.10 =  2.459 shares

                                                     Total = 10.512 shares

4. Fees charged to shareholder accounts = 0

5. Ending (November 30, 1997) Net Asset Value =  $39.36

6. Ending Redeemable value of hypothetical investment =

     49.092 + 10.512 = 59.604  x  $39.36 = $2,346.01

7. Total Return =  ($2,346.01 - $1,000) divided by $1,000 =  134.60%


8. Annualized Compounded Return = 18.59%
                    Number of years = 5
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                Schedule for Computation of Performance Quotation
                           Thompson Plumb Growth Fund
              Commencement of Operations through November 30, 1997




1. Initial (February 10, 1992) Offering Price =  $20.00

2. Number of hypothetical shares purchased =
                $1,000 divided by $20.00 = 50.000 shares

3. Amount of dividends and distributions =

12/28/94 - $1.86451 per share  x  50.000 = $93.23  / $19.18 =  4.861 shares
12/26/95 - $0.53779 per share  x  54.861 = $29.50  / $24.33 =  1.212 shares
12/26/95 - $0.01008 per share  x  54.861 = $ 0.55  / $24.33 =  0.023 shares
12/24/96 - $1.13001 per share  x  56.096 = $63.39  / $30.10 =  2.106 shares
12/24/96 - $1.34393 per share  x  56.096 = $75.39  / $30.10 =  2.505 shares


                                                      Total = 10.707 shares

4. Fees charged to shareholder accounts = 0

5. Ending (November 30, 1997) Net Asset Value =  $39.36

6. Ending Redeemable value of hypothetical investment =

     50.000 + 10.707 = 60.707 x $39.36 = $2,389.43

7. Total Return =  ($2,389.43 - $1,000) divided by $1,000 =  138.94%


8. Annualized Compounded Return =  16.18%
                Number of years =  2,120 days / 365 days = 5.8082192